Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER
THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF
CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE
Each of the undersigned, Robert J. Palmisano and Lance A. Berry, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (Exchange Act) and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this Annual Report on Form 10-K for the year ended December 25, 2016 (Report) of Wright Medical Group N.V. (Company) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 23, 2017

/s/ Robert J. Palmisano
Robert J. Palmisano
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Lance A. Berry
Lance A. Berry
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)